                                                                  Exhibit 99

                       [Pharmacia Logo]     [Upjohn Logo]

Contact:    Phillip C. Carra        Joe T. Heywood
            The Upjohn Company      The Upjohn Company
            212-593-2655            616-323-7181

            Jan Ekberg              Anders Harfstrand       Soren Densjo
            Pharmacia AB            Pharmacia AB            Pharmacia AB
            011 48 8 624 50 00      011 46 8 624 51 30      011 46 8 624 51 34
                                    011 48 70 839 8281      011 46 70 585 0525


                                                         FOR IMMEDIATE RELEASE

            PHARMACIA AND UPJOHN MERGER OF EQUALS TO FORM NEW TOP-10
                         GLOBAL PHARMACEUTICAL COMPANY

         -- Complementary Products, R&D and Market Presence Strengthen and Expand Positions in Medically Important Therapeutic Areas --

               -- R&D Annual Investments to Exceed $1 Billion --

                   -- Enhanced Sales Growth Targeted Through
           Deeper Market Penetration with Current and New Products --

         -- Projected Annual Cost Synergies in Excess of $500 Million;
          more than 85% Expected to be in Effect by the End of 1996 --

  -- Additive Growth in 1996 EPS for Shareholders of Both Companies Expected;
                Future Earnings Growth Acceleration Targeted --

    -- Begins Operations with Strong Financial Platform for Future Growth --

                  -- Operating Margin Goal of 25%+ by 1998 --

KALAMAZOO, MICHIGAN and STOCKHOLM, SWEDEN, AUGUST 20, 1995 -- The Boards of Directors of The Upjohn Company (NYSE:UPJ) and Pharmacia AB (NASDAQ:PHARY) have unanimously approved a definitive agreement to merge the two entities to create a new highly competitive pharmaceutical company for the 21st century.

The company, named Pharmacia & Upjohn, Inc., would have had combined 1994 sales of nearly $7 billion, with prescription pharmaceutical sales placing it in the top ten in the worldwide industry. Annual research and development expenditures will exceed $1 billion, also in the top tier of the pharmaceutical industry. The complementary geographic strengths of the two companies will give Pharmacia & Upjohn a sales ranking among the top five pharmaceutical companies in Europe, top 15 in North America and top 20 in

Japan. Pharmacia & Upjohn will have a broad product portfolio with sales exceeding $500 million in six key therapeutic areas. Sales growth in Pharmacia & Upjohn, led by 28 product introductions and line extensions in the next three years and deeper penetration of existing markets, is expected to exceed industry averages. Projected annual operating cost synergies of over $500 million, more than 85% of which are expected to be in effect by the end of 1996, are anticipated to further contribute to increased earnings and a strong balance sheet as well as provide flexibility to take advantage of future growth opportunities.

"Pharmacia & Upjohn will be a powerful new competitor in the global pharmaceutical industry," said Jan Ekberg, President and CEO of Pharmacia, and proposed chairman of Pharmacia & Upjohn. "For both Pharmacia and Upjohn, this merger is a bold strategic move to build a highly competitive company as the worldwide pharmaceutical industry continues to consolidate." John L. Zabriskie, Ph.D., Chairman and CEO of Upjohn, and proposed President and Chief Executive Officer of Pharmacia & Upjohn, said, "This is a merger that truly constitutes far more than the sum of the parts. The new company will be able to take full advantage of uniquely complementary geographic reach, product portfolio, pipeline and R&D strengths. As a result of the merger, Pharmacia & Upjohn will have extensive financial and operating resources, market scope and earnings potential. Consequently, we fully expect the new company to achieve additional growth in expected 1996 EPS as well as acceleration of future earnings growth. Above all, Pharmacia & Upjohn is expected to generate significantly enhanced value for shareholders."

Mr. Ekberg added, "The new company will be positioned to attain its goals of revenue growth above the industry average and operating margins exceeding 25% by 1998. Through the merger, Pharmacia gains access to Upjohn's strong U.S. sales, marketing and distribution infrastructure to fully exploit the sales of Pharmacia products, while Upjohn gains additional sales and marketing support in Europe to maximize the sales of its products." Dr. Zabriskie noted, "Uniting the respective R&D strengths of Pharmacia and Upjohn in molecular biology, chemistry, pharmacology and other key disciplines will create a powerful engine for innovation and new product development."

Mr. Ekberg and Dr. Zabriskie emphasized that Pharmacia & Upjohn is a merger of equals. Pharmacia and Upjohn have studied each other thoroughly over the past several months. They have already completed detailed business and merger plans, and have established the framework for integration teams composed of personnel from both companies to proceed with the merger of operations immediately upon closing of the transaction. They pledged that Pharmacia & Upjohn will rapidly establish itself as a vigorous global competitor and a vital contributor to the advancement of medical science and healthcare.

Soren Gyll, Chairman of the Board of Pharmacia, who will be a member of the Board of Pharmacia & Upjohn, said, "This merger with Upjohn is a strategic move to give Pharmacia the best possibilities and necessary resources both in marketing and in research to the benefit of the shareholders, the company and the employees."


Under the terms of the definitive agreement signed by both companies, Pharmacia and Upjohn will be merged into the new company, through a tax-free exchange of shares. The transactions will be accounted for as a "pooling of interests" under both U.S. and Swedish accounting standards. Shareholders of Pharmacia will be offered one share of Pharmacia & Upjohn common stock for each Class A or Class B share. The shares offered to Pharmacia's shareholders in Sweden will be in the form of Swedish Depositary Shares (SDSs) each representing one share of Pharmacia & Upjohn common stock. Stockholders in Upjohn will receive 1.45 shares of Pharmacia & Upjohn common stock for each Upjohn share. Pharmacia currently has 256 million Class A and B shares outstanding and Upjohn has approximately 171 million primary shares of common stock outstanding. Pharmacia & Upjohn will have approximately 504 million shares outstanding (including
SDSs), equally divided between current Pharmacia and Upjohn shareholders.

Pharmacia & Upjohn will begin operations with a strong balance sheet. Since this merger will be a pooling of interests, rather than an acquisition of one company by the other, there are no costs associated with financing or the amortization of goodwill. On a combined basis, for the year ended December 31, 1994, Pharmacia & Upjohn would have had operating income of $1.2 billion and net income of $835 million. This will make Pharmacia & Upjohn one of the most unleveraged major pharmaceutical companies in the world. The strong financial profile will immediately position Pharmacia & Upjohn to take advantage of future strategic opportunities for growth.

On a combined basis, Pharmacia & Upjohn would have a market capitalization in excess of $13 billion based on the closing prices and exchange rates on August 18, 1995. Pharmacia & Upjohn is expected to be listed on the New York, Stockholm and London Stock Exchanges. Dividends are expected to be paid on a quarterly basis. The first quarterly dividend for Pharmacia & Upjohn, for the quarter ending December 31, 1995, has been set initially at $0.27 (SEK 1.99 at the current exchange rate of SEK 7.378 to the U.S. dollar) per Pharmacia & Upjohn common share. On an annualized basis, the indicated dividend would be $1.08 per Pharmacia & Upjohn common share. Based on the exchange ratio for the merger, this would equate to an indicated annual dividend of $1.57 per Upjohn share and $1.28 (SEK 7.97) per Pharmacia share.

Given the merger of equals, the Board of Directors of Pharmacia & Upjohn will be composed of an equal number of directors from the current Pharmacia and Upjohn boards. Further, there will be equal representation from both companies among the senior managers.

Reflecting the truly global scope of the business, the corporate management center for the new company will be located in London, with operational headquarters in Stockholm/Uppsala, Kalamazoo and Milan. These headquarters will share global responsibilities for R&D, manufacturing and strategic marketing. Pharmacia & Upjohn will be incorporated under Delaware (U.S.) law.

The transaction and the offering of Pharmacia & Upjohn shares are subject to approval by holders of a majority of Upjohn shares, the acceptance of an exchange offer by shares representing 90% of Pharmacia voting rights and capital and various regulatory approvals in both the U.S. and Europe. It is currently anticipated that the merger will be completed in late November, 1995.

Pharmacia's two largest shareholders, AB Volvo and Forvaltningsaktiebolaget Stattum, a company wholly owned by the Kingdom of Sweden, which currently hold
27.8 and 11.8 percent of the voting rights, and 27.5 and 14.1 percent of the share capital of Pharmacia respectively, have both declared their support for the transaction and intend to participate in the proposed exchange offer. Bert-Olof Svanholm, Chairman of Volvo AB, said, "This transaction to create a highly competitive, new pharmaceutical industry leader is clearly in the best interests of all Pharmacia shareholders. My experience from ABB shows that a merger of two complementary companies can create new opportunities for growth and development."

Sales Growth Driven by introductions of Pipeline Products and New Indications Over Next 3 Years
Pharmacia & Upjohn will have a strong near-term flow of new products and new indications. By 1998, the company expects to launch 18 new chemical entities
(NCEs) and 12 major new indications and line extensions. Innovative products from both companies which could be launched during this timeframe include Latanoprost (glaucoma), Freedox (sub-arachnoid hemorrhage), Caverject (erectile dysfunction), Tolterodine (urinary incontinence), Rescriptor (AIDS), Camptosar (cancer), Cabergoline (Parkinson's) and Etanolone (anesthesia).

Upjohn and Pharmacia have also entered into a separate five-year exclusive co-promotion agreement to market Pharmacia's Fragmin (anti-thrombosis), Mycobutin (infectious disease) and Estring (post-menopause) products in the U.S. The co-promotion agreement is not conditioned upon the consummation of the merger.

Combined R&D Budget of $1 Billion; Enhanced Expertise in Major Therapeutic Areas Pharmacia & Upjohn's R&D budget of $1 billion will leverage the complementary strengths of Pharmacia's and Upjohn's current research and development activities and is expected to further accelerate revenue growth in the company's major therapeutic markets. In addition to 28 introductions of pipeline products and new indications in the next three years, Pharmacia & Upjohn has 24 products in early phase clinical testing, including promising agents in oncology, CNS, infectious disease, asthma, urinary incontinence and vascular disease.

Pharmacia & Upjohn will have one of the world's strongest biotechnology capabilities with more than 1,000 scientists experienced in the recombinant and monoclonal technologies of molecular biology. This expertise has already led to the successful development of three recombinant products, including the world's largest selling growth hormone, Genotropin.



The biotechnology expertise will enhance the strength in other core areas such as oncology in which Pharmacia & Upjohn will be a world research leader. Molecular biology will also strengthen the company's efforts in critical care and inflammation. Important R&D synergies will also occur in other core disciplines including CNS disorders, metabolic disorders and infectious diseases.

Global Sales Synergy
Through the combination of the sales and marketing organizations of the two companies, Pharmacia & Upjohn will be in a position to significantly increase sales of existing and new products in the U.S., Europe and Japan. In the U.S., Pharmacia & Upjohn expects to launch Pharmacia's Fragmin (anti-thrombosis), Latanoprost (glaucoma), Estring (post-menopause) and Genotropin (growth hormone deficiency), in addition to Upjohn's Caverject (erectile dysfunction) and Freedox (sub-arachnoid hemorrhage) after regulatory approvals. In Europe, the combined marketing resources will be adequate for launch of Cabergoline (anti-Parkinson's), Latanoprost, Caverject, Freedox, Estring and Tolterodine, as well as to further enhance sales of Genotropin (growth hormone deficiency in adults), Xanax, Rogaine and Dalacin. In Japan, Pharmacia & Upjohn will have about 1,000 employees in sales, marketing and distribution, and be among the three largest non-Japanese companies. Marketing opportunities for the new company in Japan include Medrol, the Provera family of products, and antibiotics. Several other markets will also represent growth opportunities for the new company.

Product Portfolio -- Strong Market Positions in Major Therapeutic Areas Pharmacia & Upjohn will have leading positions (more than $500 million in sales annually) in six medically important therapeutic areas:
-  oncology -- Farmorubicin, Adriamycin
-  metabolic diseases/growth hormones -- Genotropin, Micronase/Glynase
-  critical care -- Fragmin, Freedox, Solu-Medrol
-  CNS -- Xanax and Sermion
-  infectious diseases -- Cleocin/Dalacin, Mycobutin, Vantin
- female/reproductive health -- Provera family of products, Ogen, Caverject, Estring

In addition, Pharmacia & Upjohn will have two therapeutic areas each generating annual revenues of more than $250 million:
-  nutrition -- Intralipid, Vamin and Vitrimix
-  ophthalmology -- Healon

Pharmacia & Upjohn will hold global leadership positions in specific product groups within these categories, including cataract surgery, growth hormones, and injectable contraceptives.

Broad product offerings and leading positions in important therapeutic areas are expected to create expanded opportunity for sales to the increasing number of institutions which prefer purchasing pharmaceuticals from fewer sources.

Strong OTC/Consumer Pharmaceutical Infrastructure
Pharmacia & Upjohn will have a strong over-the-counter products presence across Europe and in the U.S. from which to accelerate sales. Further, both companies have made significant switches of prescription products to OTC markets. Pharmacia successfully transitioned Nicorette to OTC markets in Europe, and Upjohn has made effective switches of Motrin and Cortaid in the U.S. and intends to bring OTC versions of the hair regrowth treatment, Rogaine, and the cholesterol lowering agent, Colestid, to the market. Further significant investments are expected to be made in OTC products to accelerate sales growth.

Affiliated Health Care Businesses
Pharmacia & Upjohn will maintain affiliated health care businesses in biotechnology supplies (instruments and chemicals for biochemical research and production), allergy diagnostics (in vitro testing), pharmaceutical chemical commercial services (R&D, manufacture and marketing of bulk pharmaceutical chemicals and selected high-technology specialty chemicals) and animal health (R&D, manufacture and marketing of a broad range of pharmaceutical products for both food and companion animal markets). These businesses would have accounted for 22% of total 1994 combined sales.

The Combined Company -- Estimated Cost Synergies
A substantial contribution to margin improvement is expected to be achieved through cost reductions by the combination of the two companies. Pharmacia and Upjohn are committed to the rapid realization of cost synergies through the combination of their businesses. The total annual cost savings resulting from the merger are expected to exceed $500 million at maturity. Management expects to have completed in excess of 85% of the planned cost saving measures by the end of 1996, with the first full year financial impact projected for 1997. The combined workforce is 34,500. Anticipated workforce reductions will exceed 4,000 employees. In connection with the merger, restructuring charges totaling $500 million are expected to be taken over the next five years, with approximately $200 million taken in 1995.

Pharmacia AB is an international, research intensive pharmaceutical and biotechnology company. The company is a market leader in such therapeutic areas as growth-hormone deficiency, eye surgery, cancer treatment, nutritional solutions, allergy diagnostics, and smoking cessation. Pharmacia is headquartered in Stockholm, Sweden.

The Upjohn Company is a worldwide, research-based provider of human healthcare products, animal health products and specialty chemicals. Headquartered in Kalamazoo, Michigan, the company has been dedicated to improving health and nutrition for more than a century.

The offering of shares of Common Stock and Preferred Stock of Pharmacia & Upjohn, Inc. will be made only by means of a Prospectus/Proxy Statement/U.S. Offer to Purchase to be distributed to Pharmacia and Upjohn shareholders.

                                      ***

                                       6